CONSORTIUM SALE AGREEMENT

amongst

TAWNY EAGLE HOLDINGS (PROPRIETARY) LIMITED
(REGISTRATION NO. : 1975/004463/07)
("TAWNY")

and

ANGLO SOUTH AFRICA CAPITAL (PROPRIETARY) LIMITED
("ANGLO")
(collectively "SELLER")

and

CHESTNUT HILL INVESTMENTS 60 (PROPRIETARY) LIMITED
(REGISTRATION NO. : 2004/002172/07)
("CHESTNUT" or "PURCHASER")

and

RANDGOLD & EXPLORATION COMPANY LIMITED
(REGISTRATION NO. : 1992/005642/06)
("RANDGOLD")

                                                                              2.

                                TABLE OF CONTENTS

                                                                              3.

WHEREBY IT IS AGREED AS FOLLOWS :-

1.   INTERPRETATION

     The headings of the clauses in this agreement are for the purpose of convenience and reference only and shall not be used in the interpretation of nor modify nor amplify the terms of this agreement nor any clause hereof. Unless a contrary intention clearly appears:

1.1      words importing:

1.1.1      any one gender include the other two genders;

1.1.2      the singular include the plural and vice versa; and

1.1.3      natural persons include created entities (corporate or unincorporate)
           and the state and vice versa;

1.2      the following terms shall have the meanings assigned to them hereunder and cognate expressions shall have a corresponding meaning, namely:

1.2.1      "ACT" means the Companies Act No. 61 of 1973;

1.2.2      "BUSINESS DAY" means every day except Saturdays, Sundays and official public holidays in the Republic of South Africa;

1.2.3      "CHESTNUT" means Chestnut Hill Investments 60 (Proprietary)
           Limited (registration number 2004/002172/07);

1.2.4      "CLOSING DATE" means 1 November 2004 provided that the
           purchaser shall be entitled to anticipate the closing date to a business day after the date on which all the conditions
           precedent are fulfilled, by giving the seller not less than 14 days prior written notice of such change;

1.2.5      "COMPANY" means Western Areas Limited (registration number
           1959/003209/06);

1.2.6      "CONCERT PARTY" means any party acting in concert, as defined in terms of the Securities Regulation Code on Takeovers and
           Mergers, with any other party;

                                                                              4.

1.2.7      "CSDP" means Central Security Depository Participant registered in terms of the Custody and Security Administration Act, no 85 of 1992, as amended;

1.2.8      "CONDITIONS PRECEDENT" means the conditions precedent in clause 3;

1.2.9      "HDSA PARTICIPANT" means an historically disadvantaged person as described in terms of the MPRD Act;

1.2.10     "INTEREST PERIOD" means the period commencing on the first day of any calendar month and ending on the last day of that month provided that:

1.2.10.1      the first interest period shall be from the date of signature of this agreement until and including the end of the month in which such date falls;

1.2.10.2      the last interest period shall be from the first day of the month in which the closing date falls up until and including the closing date;

1.2.11     "JCI" means JCI Limited (registration number 1894/000854/06);

1.2.12     "JSE" means the JSE Securities Exchange South Africa;

1.2.13     "MANDATORY OFFER" means a mandatory offer to the minorities in terms of Rule 8 of the Securities Regulation Code on Take-overs and
           Mergers;

1.2.14     "THE MINING CHARTER" means the Broad-Based Socio-Economic Empowerment
           Charter for the South African Mining Industry published by the
           Department of Minerals and Energy in terms of the MPRD Act;

1.2.15     "MINORITIES" means the shareholders of the company other than the purchaser, JCI and the seller;

1.2.16     "MPRD ACT" means the Mineral and Petroleum Resources Development Act
           No. 28 of 2002 (as amended from time to time);

1.2.17     "OPTION AGREEMENT" means the option agreement between Randgold and the purchaser, to be entered into simultaneously with the
            execution of this agreement;

                                                                              5.

1.2.18     "OPTION SHARES" means 5 268 800 ordinary shares of R1,00 each in the company, which are the subject of the option agreement;

1.2.19     "PARTIES" means each of the purchaser, the seller and Randgold;

1.2.20     "PRIME" means the published prime overdraft rate charged from time to time by The Standard Bank of South Africa Limited to its corporate customers on an unsecured basis, as determined by any general manager or his delegee, whose authority need not be proved, calculated daily on the basis of a 365 (three hundred and sixty five) day year and compounded monthly in arrears;

1.2.21     "PURCHASE PRICE" means the price payable for the sale shares being
           R515 194 012,50 subject to adjustment in terms of clause 5;

1.2.22     "PURCHASE PRICE PER SALE SHARE" means R37,50 subject to adjustment in terms of clause 5 but excluding 5.7;

1.2.23     "RANDGOLD" means Randgold & Exploration Company Limited, registration
           no. 992/005642/06;

1.2.24     "RANDGOLD SALE AGREEMENT" means the sale of shares agreement to be entered into between the seller and Randgold simultaneously with the entering into of this agreement;

1.2.25     "RANDGOLD WAL SHARES" means 5 268 800 ordinary shares of R1,00 each in the company, sold by Anglo and purchased by Randgold in terms of the Randgold sale of shares agreement;

1.2.26     "SALE SHARES" means 13 738 507 ordinary shares of R1,00 each in the company;

1.2.27     "SECURITY ACCOUNT" means the security account of the purchaser, described in clause 4.3;

1.2.28     "SELLER'S ATTORNEYS' TRUST ACCOUNT" means Webber Wentzel Bowens Trust
           Account, First National Bank - 60 Main Street, account number
           50510029230, branch code 251705, swift number FIRNZAJJ;

1.2.29     "SIGNATURE DATE" means the date of last signature of this agreement;

                                                                              6.

1.2.30      "SRP" means the Securities Regulation Panel;

1.3       any reference to an enactment is to that enactment as at the date of signature hereof and as amended or re-enacted from time to time;

1.4       if any provision in a definition is a substantive provision conferring rights or imposing obligations on any party, notwithstanding that it is only in the definition clause, effect shall be given to it as if it were a substantive provision in the body of the agreement;

1.5       when any number of days is prescribed in this agreement, same shall be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a Saturday, Sunday or public holiday, in which case the last day shall be the next succeeding day which is not a Saturday, Sunday or public holiday;

1.6       where figures are referred to in numerals and in words, if there is any conflict between the two, the words shall prevail;

1.7       expressions defined in this agreement shall bear the same meanings in schedules or annexures to this agreement which do not themselves contain their own definitions;

1.8       the use of any expressions in this agreement covering a process available under South African law such as a winding-up (without limitation eiusdem generis) shall, if any of the parties to this agreement is subject to the law of any other jurisdiction, be construed as including any equivalent or analogous proceedings under the law of such defined jurisdiction;

1.9       where any term is defined within the context of any particular clause in this agreement, the term so defined, unless it is clear from the clause in question that the term so defined has limited application to the relevant clause, shall bear the meaning ascribed to it for all purposes in terms of this agreement, notwithstanding that that term has not been defined in this interpretation clause;

1.10      the expiration or termination of this agreement shall not affect such of the provisions of this agreement as expressly provide that they will operate after any such expiration or termination or which of necessity must continue to

                                                                              7.

          have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this. Without limiting the foregoing, the provisions of clauses 10, 11, 12 and 15 to
          21 (both inclusive) shall survive the expiration or termination of this agreement;

1.11      the rule of construction that the contract shall be interpreted against the party responsible for the drafting or preparation of the agreement, shall not apply.

2.   INTRODUCTION

2.1      The seller beneficially owns and wishes to dispose of the sale shares.

2.2      The purchaser:

2.2.1        is beneficially owned and controlled by HDSA participants; and

2.2.2        wishes to acquire the sale shares.

2.3      The parties wish to record their agreement in writing.

3.   CONDITIONS PRECEDENT

3.1      This entire agreement, save for the provisions of clauses 3, 4.3, 5.5
         (the last sentence), 7 and clauses 15 to 21 (both inclusive) and 23, which shall be of immediate force and effect, shall be subject to the following conditions precedent:

3.1.1        the Randgold sale agreement shall have been entered into and executed by the parties thereto, and the conditions precedent to that agreement (save in respect of the condition relating to the entering into of this agreement) shall have been fulfilled by the date specified for such fulfilment in the Randgold sale agreement;

3.1.2        the Randgold sale agreement shall have been completed in accordance with its terms by not later than the closing date of the Randgold sale agreement (excluding any adjustment to the purchase price payable in terms of that agreement after the closing date);

3.1.3        by not later than 15 June 2004 the purchaser and Randgold and JCI respectively shall have received and furnished Anglo with a copy of the written unconditional approval, confirmation and consent of the
             SRP in

                                                                              8.

             respect of the entering into of this agreement without any obligation on the part of the purchaser, JCI and/or Randgold and/or any of their respective concert parties to make a mandatory offer to the minorities.

3.2      The purchaser and Randgold shall use their respective reasonable commercial endeavours to ensure that the conditions precedent shall be fulfilled timeously.

3.3      If any of the conditions precedent is not fulfilled by the date by which it is required to be fulfilled in terms of clause 3.1, or such later date as the parties may agree in writing, the provisions of clauses 3, 4.3, 5.5 (the last sentence), 7 and clauses 15 to 21 (both inclusive) and 23 shall continue to be of force and effect but the remainder of this agreement shall never become effective.

4.   SALE OF THE SALE SHARES

4.1      The seller sells to the purchaser which purchases the sale shares for the purchase price payable as provided for in clause 5.

4.2      The sale shares are sold with effect on and as from the closing date, from which date all risk in and benefits attaching to the sale shares shall pass to the purchaser. Such sale shall exclude any dividends which shall have been declared but not paid prior to the signature date, which dividends, if received by the purchaser, shall forthwith be paid to the seller. Such sale shall include any dividends which shall have been declared and/or paid after the signature date which dividends, if any, received by the seller shall be paid to the purchaser forthwith after this transaction shall have been completed.
         For the avoidance of doubt it is recorded that beneficial ownership of the sale shares shall be and remain with the seller until the purchase price including interest thereon (but excluding any adjustment provided for in clause 5 after the closing date), shall have been paid in full to the seller.

4.3      The purchaser shall by not later than 5 business days prior to the closing date furnish the seller with details of its Securities
         Depository Participant ("CSDP") and the securities account into which it requires the sale shares to be transferred.

                                                                              9.

5.   PAYMENT OF THE PURCHASE PRICE AND ADJUSTMENT

5.1      The purchaser shall pay the purchase price to the seller on the closing date in cash without set off or deduction in immediately available funds by the transfer of the purchase price to the following bank account:

            Bank: The Standard Bank of South Africa Limited

            Branch: Johannesburg

            Branch code: 000205

            Account name: ASAC Sharedealing Account

            Account number: 000 033 006.

5.2      Subject to clauses 5.3, 5.4, 5.5 and 5.6, if during the period from the signature date to 180 days after the closing date:

5.2.1        the purchaser or any concert party of the purchaser and/or any subsidiary or holding company (as defined in the Act) of any of them, acquires ("ACQUISITION") or sells ("SALE") any ordinary shares or rights to ordinary shares in the company, or

5.2.2        any offer (including any increase in or amendment of the offer consideration) ("OFFER") is made to shareholders of the company generally, or should any scheme ("SCHEME") of arrangement in terms of the Act be entered into between the company and its shareholders generally,

         at a price per ordinary share in excess ("EXCESS") of the aggregate of the purchase price per sale share and the aggregate of all interest which shall have then accrued and been paid, if due and payable on the purchase price per sale share in terms of clause 6, the purchase price per sale share shall, if the seller shall have made an election in terms of clause 5.5 to apply the provisions of clause 5.2 be deemed to have been increased by 50% of the amount of such excess and the purchaser shall pay the seller in cash an amount equal to 50% of such excess multiplied by the number of sale shares forthwith after the commitment to make such acquisition or sale, the scheme is sanctioned by the court in terms of the Act, such offer is unconditional and

                                                                             10.

         closes or after the excess is determined in accordance with clause
         5.2.4, as the case may be, provided that:

5.2.3        if the consideration payable in respect of the acquisition, sale, offer or scheme:

5.2.3.1         comprises shares only, the price per ordinary share of the company for the purposes of determining the excess shall be that share price used or disclosed for the purposes of the offer or scheme, including any increase in the offer or scheme
                consideration, as the case may be;

5.2.3.2         comprises an alternative of cash or a share consideration, the price per ordinary share of the company for the purposes of determining the excess shall be the higher of such alternative
                (if the alternative consideration is for shares, the
                consideration shall be determined mutatis mutandis in accordance with the provisions of clause 5.2.3.1);

5.2.3.3         comprises partly cash and partly shares, the price per ordinary share of the company for the purposes of determining the excess shall be the aggregate of the face value of the cash portion and value of the shares (determined mutatis mutandis in accordance with the provisions of clause 5.2.3.1);

5.2.4        if the methods used for determining the excess are not appropriate, in the view of the seller or purchaser, then, on the delivery of a written notice by either the seller or the purchaser to the other and to KPMG Incorporated accountants ("KPMG") demanding
             determination of the excess, the excess shall be determined by
             KPMG, acting as experts and not as arbitrators and whose
             determination shall, in the absence of manifest error, be final and binding on the parties.

5.3      If the purchaser accepts any offer (as defined in 5.2.2), after the closing date, receives the consideration payable in terms of the offer
         ("OFFER CONSIDERATION") and if the offer consideration comprises:

5.3.1        shares only, the purchaser may elect to pay 50% of the excess by the transfer to the seller of such number of such shares as shall be equal in

                                                                             11.

             value to 50% of such excess by not later than 3 business days after the purchaser shall have received the offer consideration. If the purchaser does not make such an election, 50% of the excess will be paid in cash by no later than 3 business days after the purchaser has received the offer consideration; or

5.3.2        partly shares and partly cash, in which case the seller will calculate and notify the purchaser of the ratio that the cash portion of the offer consideration bears to the share portion ("THE
             RATIO") and the purchaser may then elect to pay 50% of the excess partly in cash and partly in shares and in the same proportion as the ratio by not later than 3 business days after the later of the receipt of the notification from the seller or 3 business days after the purchaser has received the offer consideration. If the purchaser does not make such an election, 50% of the excess will be paid in cash by no later than 3 business days after the purchaser has received the offer consideration; and

5.3.3        cash only, 50% of the excess shall be paid in cash by not later than 3 business days after the purchaser shall have received the offer consideration; and;

5.3.4        an alternative of cash or a share consideration then 50% of the excess shall be paid in cash by not later than 3 business days after the purchaser shall have received the offer consideration.

         It is specifically recorded that the seller shall bear any stamp duty or uncertificated securities tax or brokerage fees in respect of the transfer to it of such shares as shall constitute 50% of the excess or a portion of 50% of the excess.

5.4      The provisions of clause 5.2 shall not apply to any corporate restructuring in terms whereof:

5.4.1        JCI, Randgold or Randgold Resources Limited or any of them or any combination of them ("CONTROLLING parties") shall subsequent to such restructuring hold whether directly or indirectly 75% or more of the issued share capital of the company and the remaining interest is beneficially owned and controlled by HDSA participants;
             or

                                                                             12.

5.4.2        the whole of the business and/or the assets shall be acquired by the controlling parties.

5.5      The purchaser shall forthwith notify the seller in writing of any proposed acquisition, sale, offer or scheme contemplated in 5.2 and provide full details thereof. The seller shall within 14 business days of such notification (or without prejudice to the seller's rights, if the purchaser fails to so notify the seller, at any time after such proposed acquisition, sale, offer or scheme comes to the attention of the seller) inform the purchaser in writing whether it elects that the provisions of clause 5.2 shall apply or not. If the seller fails to make such election it shall be deemed to have elected that the provisions of 5.2 shall not apply. If the seller shall have elected or be deemed to have elected that the provisions of 5.2 shall not apply then the seller shall not be precluded from again claiming an adjustment of the purchase price in terms of clauses 5.2 and this 5.5
         (and the purchaser shall be obliged to again comply with the provisions of this clause 5.5). Should the seller elect that the provisions of 5.2 shall apply and if the seller has been paid the excess in terms of 5.2 the seller shall not be entitled to claim a further adjustment of the purchase price in terms of 5.2. If there is a proposed offer, sale, scheme or acquisition whilst any of the conditions precedent have not been fulfilled, the provisions of this clause 5.5 shall nevertheless apply and an amount equal to 50% of the excess, if any, will be paid by the purchaser in cash on the closing date, if the seller elects that the provisions of clause 5.2 shall apply.

5.6      In the event that the purchaser shall have acquired the option shares, or any of them ("THE ACQUIRED SHARES") from Randgold in terms of and/or pursuant to the option agreement, and after Chestnut and Randgold shall have discharged all their respective obligations due on or before the closing date under this agreement and the Randgold sale agreement to the seller and after the acquired shares shall have been released from the pledge referred to in 12, the provisions of clauses 5.2 to 5.6
         (inclusive) shall with effect from such release apply mutatis mutandis in respect of the acquired shares save that for the purposes of determining the excess in respect of the acquired shares the words in the paragraph between clause 5.2.2 and 5.2.3, "the aggregate of the purchase price per sale share and the aggregate of all interest which shall then have accrued and been paid, if due and payable on the purchase price per sale share in terms of clause 6" shall be replaced by the words "the

                                                                             13.

         aggregate amount of R39.50 plus interest at prime plus 70 basis points calculated from the date the acquired shares are released from the pledge referred to in 12".

5.7      If the purchaser pays the purchase price plus interest thereon on the closing date, in full and no later, then the purchase price shall be reduced by an amount of R30 million. Such reduction will, for the avoidance of doubt, not affect the purchase price per sale share which will for the purposes of 5.2 remain at R37.50 per sale share.

6.    INTEREST

6.1      Subject to clause 7, interest on the purchase price shall accrue at prime plus 150 basis points from the signature date to date of payment
         (both days inclusive). Interest shall accrue on a daily basis and shall be calculated and compounded on the last day of each interest period on the basis of actual days elapsed in a 365 day year.

6.2      The purchaser shall, on the closing date, pay to the seller all interest accrued on the purchase price, calculated on the basis described in clause 6.1.

7.   ENTITLEMENT TO EARLY PAYMENT

7.1      The purchaser shall be entitled, but not obliged, to pay the purchase price, or any portion of the purchase price, to the seller's attorneys'
         trust account at any stage after the signature date but before the closing date. Any such payment shall be made in immediately available funds, without set-off or deduction.

7.2      The seller shall instruct the seller's attorney (and hereby indemnifies and holds the purchaser harmless in respect of all claims, damage, loss or expense which may be made against the purchaser or which the purchaser may suffer as a result of the failure of the seller so to instruct the seller's attorneys and/or the breach by the seller's attorneys of such instructions or any part of such instructions) to:

7.2.1        invest the full amount transferred to the seller's attorneys' trust account in terms of clause 5.1, in an interest bearing account in terms of the provisions of section 78(2)(A) of the Attorneys Act;
             and

                                                                             14.

7.2.2        to pay the full amount so invested (including, without limitation, all interest accrued from time to time on all amounts so invested
             ("TRUST FUNDS") to the seller on the closing date after compliance by the seller with its obligations in terms of clause 9.1; or

7.2.3        if any of the conditions precedent has not been fulfilled and this agreement fails as a consequence thereof, to pay the trust funds to the purchaser in immediately available funds, without set-off or deduction to the purchaser by not later than the business day immediately following the receipt by the seller's attorney of written confirmation from the purchaser and the seller of the non-fulfilment of such condition precedent and such failure of this agreement.

7.3      On the payment of the purchase price, or any portion thereof ("THE
         EARLY PAYMENT PORTION") to the seller's attorneys' trust account on the basis recorded in clause 7.2, interest in terms of clause 6.1 shall cease to run in respect of the early payment portion.

8.   SECURITY ACCOUNT

     Randgold shall on or before the closing date (as defined in the Randgold sale agreement) deliver to the seller an irrevocable undertaking from the purchaser's CSDP to:

8.1      record, in a form reasonably satisfactory to the seller, on the closing date, the pledge on the security account in terms of the Custody and
         Administration of Securities Act, 1992 (Act 85 of 1992) (as amended from time to time) and rules of the purchaser's CSDP; and

8.2      give effect to the provisions of the pledge in accordance with its terms on the instructions of Anglo and, without limitation, to transfer the pledged shares to any purchaser thereof without reference to
         Randgold, if such transfer shall be pursuant to the exercise by Anglo of its rights in terms of the pledge.

9.   CLOSING

     On the closing date, representatives of the seller and the purchaser, shall meet at 10h00 at the offices of Webber Wentzel Bowens, 10 Fricker
     Road, Illovo. At the meeting:

                                                                             15.

9.1      the seller shall deliver to the purchaser a copy of an irrevocable and unconditional written instruction to the seller's CSDP to effect transfer of the sale shares on the closing date into the security account; and

9.2      the purchaser shall deliver to the seller written proof of payment of the purchase price and the interest described in clause 6 into the account of the seller notified to the purchaser in terms of 5.1 or, if
         7.2.2 is applicable, the seller's attorney shall pay to the seller the trust funds and if only a portion of the purchase price has been paid to the seller's attorney in trust the purchaser shall also deliver proof to the seller that the balance of the purchase price plus interest has been paid into such account of the seller.

10.  BREACH

10.1     If the purchaser fails to pay the purchase price together with interest thereon to Anglo on the basis described in clauses 5 and 6, by not later than the closing date or if the seller cancels or terminates this agreement on account of a breach by the purchaser of this agreement,
         Anglo shall be entitled to purchase from Randgold, and Randgold hereby irrevocably and unconditionally undertakes to sell to Anglo, the
         Randgold WAL shares, for an aggregate purchase price calculated in terms of clause 10.3 ("THE REPURCHASE PRICE"), on the basis that:

10.1.1       Anglo shall deliver a written notice ("THE SALE NOTICE") to
             Randgold by not later than 30 business days after the breach by
             Chestnut of its obligations to pay to Anglo the purchase price together with interest thereon on the basis described in clauses 5 and 6 or the cancellation or termination of this agreement, as the case may be.

10.1.2       on the delivery of the sale notice to Randgold an agreement shall be deemed to have been entered into between Randgold and Anglo in terms whereof Randgold sells and Anglo purchases the Randgold WAL shares, for the repurchase price;

10.1.3       Anglo shall be entitled to take transfer of the Randgold WAL shares into its name or the name of its nominee in terms of and pursuant to the pledge (referred to in clause 12) by not later than the 10th business day after delivery to Randgold of the sale notice against payment of the

                                                                             16.

             purchase price therefor into Randgold's bank account, details of which are provided below, provided Anglo may at its discretion apply the following provisions instead:

10.1.3.1        Randgold shall deliver the Randgold WAL shares (which shall have been pledged to Anglo in terms of clause 12) to Anglo mutatis mutandis on the basis recorded in clause 9, by not later than the third business day after the delivery to
                Randgold of the sale notice;

10.1.3.2        Anglo shall pay the repurchase price to Randgold into the
                account specified in 10.1.4;

10.1.4       the details of Randgold's bank account referred to in clause 10.1.3 above are as follows:

                Bank            :  The Standard Bank of South Africa Limited
                Branch          :  Selby
                Branch Code     :  000705
                Account Name    :  Randgold & Exploration Company Limited
                Account No.     :  203 347 064

             Randgold may, by written notice to Anglo, stipulate (by no later than the business day after the giving of the sale notice) another bank account into which payment of the repurchase price may be made; and

10.1.5       Randgold shall be deemed to have given to Anglo, in respect of the
             Randgold WAL shares purchased in terms of 10.1.2, the same warranties mutatis mutandis as are given in terms of clause 14 by the seller, as at the date of transfer of the Randgold WAL shares in terms of 10.1.3.

10.2     If Anglo exercises its rights in terms of clause 10.1 and Randgold discharges its obligations arising pursuant to the exercise of those rights, the seller shall have no further rights under this agreement against Chestnut and/or Randgold other than in respect of the adjustment of the purchase price provided for in clause 5, and respectively Chestnut and Randgold shall have no further obligations to the seller arising from and/or in connection with any breach by
         Chestnut as described in clause 10.1.

                                                                             17.

10.3     If prior to the date appearing on the sale notice, Randgold is obliged in terms of 5.5 of the Randgold sale agreement to increase the purchase price per Randgold WAL share and Randgold has paid the amount of the increase to Anglo, the repurchase price will be an amount equal to the aggregate of:

10.3.1       R37,50 per Randgold WAL share;  plus

10.3.2       an amount per Randgold WAL share equal to such increase; plus

10.3.3       the aggregate of all interest which shall have in terms of clause 6 of the Randgold sale agreement accrued and been paid on the purchase price per Randgold WAL share,

         in each case multiplied by the number of Randgold WAL shares,

         less:

10.3.4       R70 million.

         If prior to the date appearing on the sale notice, Randgold is not obliged to increase the purchase price per Randgold WAL sale share or, if obliged to increase such purchase price has not paid the amount of such increase to Anglo, the repurchase price will be an amount equal to the aggregate of the amounts provided for in 10.3.1 plus 10.3.3, multiplied by the number of Randgold WAL shares, less R70 million.

10.4     Should the purchaser commit a breach of any of the provisions of this agreement (other than a failure of the purchaser to pay any amount owing to the seller on due date for which no notice to remedy will be required) and if it fails to remedy such breach within 7 days of written notice from the seller requiring it to do so or it fails to pay any amount due to the seller on due date, the seller shall be entitled to cancel this agreement or to claim immediate payment and/or performance by the purchaser of all the purchaser's obligations whether or not the due date for payment and/or performance shall have arrived, in either event without prejudice to the seller's rights to claim damages; provided that the seller shall not be entitled to cancel this agreement after the closing date if the purchaser has discharged all its obligations then due to the seller. The provisions of this clause are without

                                                                             18.

         prejudice to such rights as the seller may have in law or in terms of this agreement.

11.  INDEMNITY BY RANDGOLD IN FAVOUR OF ANGLO

11.1     If for any reason the seller does not exercise its rights referred to in 10.1 or if for any reason Randgold disputes the validity of any agreement contemplated in 10.1.2, then Randgold indemnifies the seller against liability, loss or damage which the seller may suffer or sustain or which may be attributable to:

11.1.1       the failure by the purchaser to pay the purchase price together with interest thereon to the seller on the basis described in clauses 5 and 6 by not later than the closing date; or

11.1.2       the cancellation and termination of this agreement on account of a breach by the purchaser of this agreement,

         (11.1.1 and 11.1.2 together, "A DEFAULT") subject to the terms of this clause 11.1, 11.2 and 11.3.

11.2     If a default occurs, the seller may, by written notice to Randgold, elect -

11.2.1       that Randgold shall pay to the seller, by way of penalty, the amount of R70 million and the seller shall be entitled to realise such number of Randgold WAL shares as the seller shall determine and apply the net proceeds of such realisation towards payment of such damages on the basis that any shortfall will remain a debt due to the seller. The balance (if any) of the Randgold WAL shares remaining after such realisation and application, together with any proceeds of such realisation not applied by the seller, shall be returned or paid to the purchaser, as the case may be; or

11.2.2       to claim damages from Randgold, and pending the quantification of the damages by arbitration or otherwise, retain, subject to the terms of the pledge referred to in clause 12, the balance of the
             Randgold WAL shares or realise such number of Randgold WAL shares identified in the manner and on the basis set out in 11.2.1.

                                                                             19.

11.3     If the seller exercises its rights in terms of clause 11.2 and Randgold discharges its obligations arising pursuant to the exercise of these rights the seller shall have no further rights against Chestnut and/or
         Randgold under this agreement other than in respect of the adjustment of the purchase price provided for in 5, and respectively Chestnut and
         Randgold shall have no further obligations to the seller arising from and/or in connection with any breach by Chestnut as described in clause
         11.1. For the avoidance of doubt, Anglo shall not be entitled to exercise its rights in terms of both clause 11.1 and clause 10.

11.4     Randgold indemnifies the seller against liability, loss or damage which the seller may suffer or sustain or which may be attributable to a breach by the purchaser of the provisions of 5.2, 5.3 and 5.5.

12.  PLEDGE

     As security for the obligations of Randgold to the seller in terms of clauses 5, 10 and 11 Randgold pledges the Randgold WAL shares to the seller on the terms and conditions contained in the pledge annexed as
     Schedule 1. The Randgold WAL shares shall be delivered to the seller on the basis described in Schedule 1, on the closing date of the Randgold sale agreement in accordance with its terms. The Randgold WAL shares shall be returned to Randgold together with all documents delivered by Randgold to the seller in connection with such pledge after all the purchaser's and
     Randgold's obligations respectively to the seller in terms of this agreement and the Randgold sale agreement which are due on or before the closing date have been discharged.

13.  INDEMNITY BY PURCHASER

     Chestnut hereby indemnifies and holds Randgold harmless against all claims, damage, loss and/or expense incurred and/or suffered by Randgold in connection with and/or arising from the purchase and subsequent resale by Randgold of the Randgold WAL shares on the basis recorded in this agreement.

14.  WARRANTIES

14.1     The seller warrants that on the date of signature hereof and on the closing date:

                                                                             20.

14.1.1       it will be entitled to give free and unencumbered title of the sale shares to the purchaser, which shall acquire the sale shares free of any charge, lien and/or encumbrance; and

14.1.2       it will be the beneficial owner of the sale shares.

14.2     No warranties or representations, express or tacit, which are not set forth in this agreement shall be binding on the seller and sale shares are sold voetstoots.

15.  GENERAL

15.1     This agreement constitutes the whole agreement among the parties relating to the subject matter hereof.

15.2     No amendment or consensual cancellation of this agreement or any provision or term hereof or of any agreement or other document issued or executed pursuant to or in terms of this agreement and no settlement of any disputes arising under this agreement and no extension of time, waiver or relaxation or suspension of or agreement not to enforce or to suspend or postpone the enforcement of any of the provisions or terms of this agreement or of any agreement or other document issued pursuant to or in terms of this agreement shall be binding unless recorded in a written document signed by the parties. Any such extension, waiver, relaxation or suspension which is so given or made shall be strictly construed as relating strictly to the matter in respect whereof it was made or given.

15.3     No extension of time, waiver or relaxation of any of the provisions or terms of this agreement or any agreement or other document issued or executed pursuant to or in terms of this agreement, shall operate as an estoppel against any party in respect of its rights under this agreement, nor shall it operate so as to preclude such party thereafter from exercising its rights strictly in accordance with this agreement.

15.4     To the extent permissible by law no party shall be bound by any express or implied term, representation, warranty, promise or the like not recorded herein, whether it induced the contract and/or whether it was negligent or not.

                                                                             21.

15.5     The rights and obligations of the seller in terms of this agreement may be exercised or discharged by Anglo on behalf of itself and Tawny.
         Correspondingly, the purchaser or Randgold may discharge any of its obligations to the seller in terms of this agreement by discharging those obligations to Anglo.

16.  DOMICILIUM CITANDI ET EXECUTANDI

16.1     The parties choose as their domicilium citandi et executandi for all purposes under this agreement, whether in respect of court process, notices or other documents or communications of whatsoever nature
         (including the exercise of any option), the following addresses :-

16.1.1       the purchaser and Randgold:

                 Physical:       3rd Floor, 28 Harrison Street
                                 Johannesburg
                                 2001

                 Postal:         P O Box 11165
                                 Johannesburg
                                 2000

                 Telefax:        (011) 688-5101

16.1.2       Anglo and Tawny:

                 Physical:       44 Main Street
                                 Johannesburg
                                 2001

                 Postal:         P O Box 61587

                                 Marshalltown

                                 2107

                 Telefax:        (011) 638-2455

                 Attention:      The Company Secretary.

                                                                             22.

16.2     Any notice or communication required or permitted to be given in terms of this agreement shall be valid and effective only if in writing but it shall be competent to give notice by telefax.

16.3     Any party may by notice to every other party change the physical address chosen as its domicilium citandi et executandi to another physical address where postal delivery occurs in the Republic of South
         Africa or its postal address or its telefax number, provided that the change shall become effective on the 7th business day from the deemed receipt of the notice by the other party.

16.4     Any notice to a party :-

16.4.1       sent by prepaid registered post (by airmail if appropriate) in a correctly addressed envelope to it at an address chosen as its domicilium citandi et executandi to which post is delivered shall be deemed to have been received on the 14th business day after posting (unless the contrary is proved);

16.4.2       delivered by hand to a responsible person during ordinary business hours at the physical address chosen as its domicilium citandi et executandi shall be deemed to have been received on the day of delivery; or

16.4.3       sent by telefax to its chosen telefax number stipulated in clause
             16.1, shall be deemed to have been received on the date of despatch
             (unless the contrary is proved).

16.5     Notwithstanding anything to the contrary herein contained a written notice or communication actually received by a party shall be an adequate written notice or communication to it notwithstanding that it was not sent to or delivered at its chosen domicilium citandi et executandi.

17.  PUBLICITY AND THE JSE

     No party shall publish to any third party the fact of or any information concerning the conclusion of this agreement or the terms hereof without the consent of the other (which consent shall not be unreasonably withheld or delayed), save for any publication required by the JSE and/or SRP or save as required by law, provided

                                                                             23.

     that in each such case the party required to publish will use its reasonable commercial endeavours to give the other parties prior notice of the contents of the required publication.

18.  APPLICABLE LAW AND DISPUTES

18.1     This agreement shall be construed and governed by the laws of South
         Africa to the exclusion of any other law.

18.2     Save in respect of those provisions of this agreement which provide their own remedy, a dispute which arises in regard to :

18.2.1       the interpretation of; or

18.2.2       the carrying into effect of; or

18.2.3       any of the parties' rights or obligations arising from; or

18.2.4       the termination or proposed termination of or arising from the termination of; or

18.2.5       the rectification or proposed rectification of,

         the agreement or out of or pursuant to this agreement, other than where an urgent interdict is sought or urgent relief may be obtained from a court of competent jurisdiction, shall be submitted to and decided by arbitration.

18.3     The Arbitration proceedings shall take place in the English language in
         Johannesburg.

18.4     Save as expressly provided in this agreement to the contrary, the arbitration shall be subject to the arbitration legislation for the time being in force in the Republic of South Africa.

18.5     The arbitrator shall be an impartial admitted senior counsel whether practising or non-practising of not less than 15 years standing appointed by the parties or, failing agreement between the parties within 7 days after the arbitration shall have been demanded, at the request of either of the parties shall be nominated by the chairman for the time being of the Bar Council of Johannesburg.

                                                                             24.

18.6        The parties shall keep the evidence and the arbitration proceedings and any order made by any arbitrator confidential unless otherwise contemplated herein.

18.7        Any party shall have an automatic right of appeal against any final decision by an arbitrator to a panel of 3 appeal arbitrators who will be selected from the ranks of practising senior counsel of not less than 15 years standing or retired judges agreed to by the parties or failing agreement, appointed by the chairman for the time being of the Bar Council of Johannesburg.

19.  GOOD FAITH

     In the event that the purchaser shall be unable, for whatever reason, to comply with its obligations in terms of this agreement to pay the purchase price plus interest on the closing date, the purchaser and the seller shall meet and shall attempt, in good faith, to consider the purchaser's proposals with regard to date for payment of the purchase price and interest. None of the provisions of this clause 19 shall create any legally binding obligations on the seller or any of the other parties to this agreement and the seller will be entitled to exercise its rights strictly in accordance with the terms of this agreement.

20.  JURISDICTION

     Without in any way limiting or derogating from the provisions of clause 18 hereof, the parties consent to the non-exclusive jurisdiction of the High
     Court of South Africa, Witwatersrand Local Division, in respect of any disputes or other matters arising from, or in terms of, or out of the provisions of this agreement.

21.  COSTS

21.1     Each party shall be liable for its own costs and those of its advisers of and incidental to the drawing and preparation of this agreement.

21.2     Any stamp duty or uncertificated securities tax or brokerage fees on the transfer of the sale shares or any of them into the name of the purchaser shall be borne by the purchaser.

                                                                             25.

21.3     Any stamp duty or uncertificated securities tax or brokerage fees on the transfer of the Randgold WAL shares or any of them into the name of
         Anglo shall be borne by Randgold.

22.  PURCHASER'S UNDERTAKINGS

22.1     The purchaser shall not dispose of any of the sale shares after they have been delivered to it by the seller for a period of 5 years from the closing date without the prior written consent of the seller which shall not be unreasonably withheld or delayed. Subject to 22.3, it shall be unreasonable for the seller to withhold or delay its consent to a disposal by the purchaser of the sale shares in the following circumstances:

22.1.1       if the purchaser disposes of the sale shares to an HDSA participant who agrees to be bound by the provisions of this clause 22 mutatis mutandis; or

22.1.2       if the purchaser pledges or lends the sale shares in terms of a scrip lending arrangement to a financial institution registered in terms of the Banks Act 94 of 1990 in order to finance the
             acquisition by the purchaser of the sale shares; or

22.1.3       a corporate restructuring as contemplated in clause 5.4.1 occurs and the purchaser disposes of the sale shares in consideration for shares in any of the restructured companies ("SWAPPED SHARES') in which event the provisions of this clause shall mutatis mutandis apply to such swapped shares.

22.2     It is recorded that the purchaser intends to enter into a scrip lending arrangement with Investec Bank Limited in order to finance the purchase price of the sale shares and the seller consents thereto on the basis that after Investec Bank Limited delivers to the purchaser an equivalent number of ordinary shares in the company to those lent to
         Investec Bank Limited by the purchaser in terms of such agreement, the purchaser shall pledge those shares to the seller mutatis mutandis on the terms contained in the pledge referred to in clause 12 in order to secure the purchaser's obligations to the seller in terms of this clause 22.

                                                                             26.

22.3     In order to obtain the prior written consent of the seller referred to in 22.1 the purchaser shall provide the seller with all such information as the seller shall reasonably request.

22.4     The purchaser undertakes to ensure for a period of 5 years from the closing date that at least 51% of the issued voting capital of Chestnut is owned and controlled by HDSA participants.

22.5     The purchaser undertakes to provide support and assistance to the seller or its nominee to enable the seller or its nominee to obtain a credit in terms of the Mining Charter as read with the score card for transferring ownership of the sale shares to HDSA participants pursuant to this agreement.

22.6     If the purchaser breaches the provisions of this clause 22, without prejudice to any of the seller's rights in terms of this agreement or in law the seller may elect:

22.6.1       that the purchaser shall pay to the seller by way of penalty the amount of R50 million; or

22.6.2       to claim damages from the purchaser.

23.  EXECUTION IN COUNTERPARTS

     This agreement shall be capable of being executed in one or more counterparts, each of which, when read together, shall comprise one and the same instrument.

SIGNED by the parties on the following dates and at the following places respectively:

DATE             PLACE              SIGNATURE
9 June 2004      Johannesburg       /s/ W. A. Nairn
                                    --------------------------------------------
                                    /s/ D. J. Alison
                                    --------------------------------------------
                                    for ANGLO SOUTH AFRICA CAPITAL (PROPRIETARY)
                                          LIMITED

                                                                             27.

9 June 2004      Johannesburg       /s/ M.E. Mkwanazi
                                    --------------------------------------------
                                    for CHESTNUT HILL INVESTMENTS  60
                                          (PROPRIETARY) LIMITED

9 June 2004      Johannesburg       /s/ R. B. Kebble
                                    --------------------------------------------
                                    for RANDGOLD & EXPLORATION COMPANY LIMITED

9 June 2004      Johannesburg       /s/ W. A. Nairn
                                    /s/ D. J. Alison
                                    --------------------------------------------
                                    for TAWNY EAGLE HOLDINGS (PROPRIETARY)
                                          LIMITED

                                                                             28.

                                                                      SCHEDULE 1

                           DEED OF PLEDGE AND CESSION

We, the undersigned,

                     RANDGOLD & EXPLORATION COMPANY LIMITED
                        (Registration No. 1992005642/06)
                                  ("RANDGOLD")

do hereby, as continuing covering security in respect of our obligations to
ANGLO SOUTH AFRICA CAPITAL (PROPRIETARY) LIMITED ("ANGLO") and TAWNY EAGLE
HOLDINGS (PTY) LTD ("TAWNY"), (collectively "THE CREDITOR") in terms of an agreement entered into between us, Chestnut Hill Investments 60 (Pty) Ltd
("CHESTNUT") and the Creditor, to which this Deed of Pledge and Cession is annexed as Schedule 1 ("THE CONSORTIUM SALE AGREEMENT") and the agreement entered into between Anglo and Randgold dated [*] ("THE RANDGOLD SALE
AGREEMENT"), hereby-

(a)    pledge, cede, transfer and make over unto and in favour of the Creditor 5
       268 800 shares in Western Areas Limited ( "THE PLEDGED SHARES") which we shall acquire from the Creditor in terms of the Randgold sale agreement and which will be, save in terms of this pledge, unencumbered; and

(b)    cede to the Creditor any consideration ("OFFER CONSIDERATION") receivable by Randgold in terms of any offer which may be made to the members of
       Western Areas Limited ("THE COMPANY") generally and accepted by Randgold or which Randgold becomes bound to accept in terms of section 440K of the
       Companies Act, no 61 of 1973 ("THE ACT") and any consideration ("SCHEME
       CONSIDERATION") receivable by Randgold in terms of any scheme of arrangement contemplated in terms of section 311 of the Act between the company and its members ("THE CEDED CLAIMS"),

upon the following terms and conditions.

1.     The pledged shares are pledged and the ceded claims are ceded in favour of the Creditor as security for the due and punctual performance and discharge by us of our obligations under the Consortium sale agreement and the Randgold sale agreement.

                                                                             29.

2.     We undertake to deliver the pledged shares to the Creditor on the closing date in accordance with the terms of the Randgold sale agreement together with all documents, consents, authorities and undertakings which may be required to enable the Creditor to exercise its rights in terms of the
       Consortium sale agreement and the Randgold sale agreement and this Deed of Pledge and Cession without further reference to Randgold.

3.     This Deed of Pledge and Cession shall remain in force as a continuing covering security for our obligations in terms of and/or arising from the
       Consortium sale agreement and the Randgold sale agreement until such time as all our obligations under both agreements due on or before the closing date of the Consortium sale agreement and all of Chestnut's obligations to Anglo due on or before the closing date of the Consortium sale agreement shall have been fully and finally discharged.

4.     This Deed of Pledge and Cession shall cover and include all rights, including the right to attend meetings and to vote, benefits, dividends and privileges attaching to the pledged shares or which may accrue to us by virtue of the pledged shares.

5.     For so long as we are not in breach of any of the obligations in terms of either or both the Randgold sale agreement and the Consortium sale agreement or of any of our obligations in terms of this Deed of Pledge and Cession:

5.1.      we shall, subject to our undertaking in favour of the Securities
          Regulation Panel for a period of 12 months from the date of our acquisition of the pledged shares not to exercise any voting rights attaching to the pledged shares, be entitled to exercise any and all voting and other rights pertaining to the pledged shares or any part thereof for any purpose not inconsistent with the terms of this Deed of Pledge and Cession provided however that we shall not exercise or shall refrain from exercising any such right if, in the Creditor's sole discretion, such action could have an adverse effect on the value of the pledged shares or any part thereof and provided further that we shall have given to the Creditor at least 7 days written notice of the manner in which we intend to exercise, or the reasons for refraining from exercising, any such right.

5.2.      we shall be entitled to receive and retain, subject to the terms of the Consortium sale agreement, any and all dividends in respect of the pledged shares provided however that any and all payments and/or distributions other than dividends shall forthwith after receipt by us be delivered to the Creditor to be held by the Creditor under this
          Deed of Pledge and Cession and shall, if received by us be received in trust for the benefit of the Creditor.

                                                                             30.

6.     In the event of Chestnut Hill Investments 60 (Pty) Ltd ("CHESTNUT")
       failing to pay the purchase price together with interest thereon in full, in terms of the Consortium sale agreement or the Consortium sale agreement is cancelled or terminated due to a breach thereof by Chestnut, or in the event of our defaulting in any way in our obligations in terms of the Consortium sale agreement or the Randgold sale agreement or in terms of this Deed of Pledge and Cession, the Creditor shall be entitled and we hereby authorise the Creditor irrevocably in rem suam in its sole and absolute discretion without reference to us and without first obtaining an order of court:

6.1.      forthwith to exercise all voting and other rights attaching or attributable to the pledged shares for which purpose we hereby irrevocably and in rem suam nominate, constitute and appoint the
          Creditor or his nominee as our attorney and agent to do all such things and sign all such documents to give effect thereto;

6.2.      to sell by private treaty or public auction or otherwise dispose of or realise all or any of the pledged shares and/or ceded claims in such manner, to such persons and on such terms and conditions as the
          Creditor may consider expedient or fit;

6.3.      to apply the full proceeds received in terms of 6.2 above in payment or reduction of our total then indebtedness to the Creditor whether under this Deed of Pledge and Cession or arising out of our obligations in terms of the Consortium sale agreement and the Randgold sale agreement or arising in any other way and in particular without limitation in the manner contemplated in clauses 10 and 11 of the
          Consortium sale agreement, as also to defray out of the proceeds of such realisation all expenses and costs incurred in or about the realisation of the pledged shares;

6.4.      to procure the transfer and/or registration of the pledged shares into the name of Anglo or its nominee whether pursuant to the exercise of its rights in terms of clause 10 of the Consortium sale agreement or otherwise;

6.5.      if we are then only contingently indebted to the Creditor, to retain the proceeds or balance thereof as security for our contingent indebtedness and such proceeds shall be deemed to be pledged to the
          Creditor in terms hereof;

6.6.      to collect, recover, receive, take up and/or exercise any interest, dividends, benefits and rights attaching to the pledged shares and/or ceded claims and/or give valid and effectual receipts for any amounts received by the Creditor in consequence of any realisation for which purpose we hereby irrevocably and in rem suam nominate, constitute and appoint the Creditor or his nominee to be our lawful attorney and agent provided that:

                                                                             31.

6.6.1.       the proceeds of all realisations effected by the Creditor in terms hereof shall be applied in reduction or as the case may be satisfaction of our indebtedness for the time being (or any part thereof whether then due for payment or not), to the Creditor and in particular, without limitation, in the manner contemplated in clauses 10 and 11 of the Consortium sale agreement, or at the
             Creditor's option shall be treated as cash security and held by the
             Creditor accordingly until such time as the Creditor may in its discretion decide to apply the same in reduction or satisfaction of any such indebtedness or any part thereof or any indebtedness which may subsequently have become owing by us to the Creditor or be partially applied towards our indebtedness for the time being to the Creditor and partially treated as cash security as aforesaid;

6.6.2.       to the extent to which the proceeds of any realisation are not to be applied or treated as aforesaid, the same shall be paid by the
             Creditor to us or our order on demand;

6.7.      to receive the offer consideration or scheme consideration in exchange for the release of the pledged shares;

6.8.      to institute such legal proceedings or other actions as the Creditor in its sole and absolute discretion may deem fit in respect of the pledged shares and/or ceded claims, on behalf and in the name of
          Randgold, and to proceed to the final and determination thereof;
          and/or

6.9.      to take all such further or other steps as the Creditor may consider necessary to deal with the pledged shares and/or the ceded claims.

7.     The exercise by the Creditor of any of its rights in terms of 6 above shall not relieve us from our liability to the Creditor for the amount or balance of any indebtedness to the Creditor to the extent that the proceeds of any such realisation applied for the time being in reduction of such indebtedness may fall short of the full amount thereof or from any other liability or obligation to the Creditor in terms hereof or otherwise arising.

8.     No failure or delay on the part of the Creditor to exercise its rights in terms of this Deed of Pledge and Cession shall in any way be deemed to constitute a waiver or abandonment by the Creditor of any of its rights in terms of this Deed of Pledge and

                                                                             32.

       Cession, all or any of which may be exercised by the Creditor at any time from time to time after this Pledge becomes enforceable against us.

9.     We hereby further grant to the Creditor full power and authority on the sale or disposal or realisation of the pledged shares or any of them or on the exercise by Anglo of its rights in terms of clause 10 and 11 of the Consortium sale agreement or in terms of this Deed of Pledge and
       Cession or otherwise, or for the purposes thereof to transfer the same and for such purpose insofar as may be necessary to make, sign, execute and complete any deeds or documents that may be required to give effect thereto and for these purposes we hereby irrevocably and in rem suam nominate, constitute and appoint the Creditor or his nominee to be our lawful attorney and agent for so long as we may actually or contingently be indebted to the Creditor.

10.    If at any time during this pledge and cession, the Creditor becomes entitled to exercise its rights under 6 of this Deed of Pledge and
       Cession, we hereby authorise and appoint the Creditor irrevocably and in rem suam as our attorney and agent in our name, place and stead to sign and execute such documents as may be necessary to enable the Creditor to exercise any of the rights granted to it herein.

11.    The Creditor shall be entitled to claim and recover from us on demand or to charge to our account with the Creditor all costs, expenses, premiums, commissions, charges and other amounts of whatsoever nature which the
       Creditor may incur or pay in or about the exercise of any of its rights in terms of this Deed of Pledge and Cession or in terms of the Consortium sale agreement, or otherwise.

12.    We hereby absolve the Creditor from all and any liability for any loss, damage, fines, taxes or other imposts, penalties or claims of whatsoever nature and howsoever arising which we may sustain as a result of the exercise by the Creditor of its rights under this Deed of Pledge and
       Cession and particularly in connection with the realisation and transfer by the Creditor of the pledged shares or any of them or the omission by the Creditor to protect our interest in the pledged shares and/or ceded claims or any of them in any way or in respect of any rights attaching thereto or by reason of the Creditor's failure or omission to take up or collect any rights, dividends, interests, income or other benefits or to ensure or protect our interests in any way.

13.    We undertake that we shall not in any way sell, encumber or otherwise deal with the pledged shares and/or ceded claims, or attempt to do so, whilst they remain pledged to the Creditor, as the case may be, in terms of this Deed of Pledge and Cession without the prior written consent of the Creditor having first been obtained.

                                                                             33.

14.    A certificate issued by the Creditor as to the indebtedness under or secured by this Deed of Pledge and Cession or any other fact shall be prima facie evidence of our indebtedness to the Creditor hereunder and of all such other facts for the purposes of provisional sentence or summary judgment proceedings or for any other purpose.

15.    The Creditor shall be entitled in its absolute discretion to give time to, release, discharge or compound or make any other arrangements with any third party without in any way prejudicing the Creditor's rights hereunder against us.

16.    We hereby choose domicilium citandi et executandi for all purposes of and in connection with this Deed of Pledge and Cession at:

       3rd Floor
       28 Harrison Street
       Johannesburg
       2001

       provided that we shall be entitled to change our domicilium from time to time, and any new domicilium selected by us shall be situated in the
       Republic of South Africa, shall be an address other than a box number and any such change shall only be effective upon receipt of notice in writing by the Creditor of such change. All notices, demands, communications or other payments intended for us shall be made or given at our domicilium for the time being and if forwarded by prepaid registered post shall be deemed to have been made or given 5 days after the date of posting. The provisions of this clause shall not be construed as constituting the post office as agent of the Creditor for any purpose and all risk of theft, loss or destruction shall remain with us.

17.    In this Deed of Pledge and Cession, unless the context or subject shall otherwise require, the singular shall include the plural and the masculine shall include the feminine and neuter and reference to persons shall include companies.

18.    We undertake to pay all costs of and incidental to the preparation and stamping of this Deed of Pledge and Cession.

19.    If any clause or term of this pledge and cession should be invalid, unenforceable or illegal, then the remaining terms and provisions of this pledge shall be deemed to be severable therefrom and shall continue in full force and effect unless such invalidity, unenforceability or illegality goes to the root of this pledge.

20.    The rights and obligations of the Creditor in terms of this Deed of
       Pledge and Cession may be exercised or discharged by either or both of
       Anglo and Tawny.

                                                                             34.

       THUS DONE and SIGNED at ___________________________ on this the
       ________________ day of ________________________ 2004

       For and on behalf of

                                          RANDGOLD & EXPLORATION COMPANY LIMITED

       by..........................

       -------------------------------------
       who warrants his authority hereto